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                                                                   Exhibit 10.80

                    [Spanish Broadcasting System, inc. Logo]

December 10, 2003

Marko Radlovic
24949 Normans Way
Calabasas, CA 91302

Dear Marko Radlovic:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the "Plan") and/or your Employment Agreement, if applicable, you have been granted an Incentive Stock Option, subject to limitations set forth by the Internal Revenue Code of 1986, as amended from time to time, to purchase 17,318 shares (the "Option") of Class A common stock as outlined below.

           Granted To:     Marko Radlovic

           Granted Date:   November 6, 2003

         Option Granted:   17,318

Option Price per Share: $9.44              Total Cost to Exercise:   $163,481.92

        Expiration Date:     November 6, 2013, unless terminated earlier.

       Vesting Schedule:   Special Vesting as follows:

                           5,821 on 11/06/2003
                           5,821 on 11/06/2004
                           5,676 on 11/06/2005


        Transferability:    Not transferable except in accordance with the Plan.

                                             Spanish Broadcasting System, Inc.

                                             By: /s/ Raul Alarcon, Jr.
                                                 ---------------------

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:  /s/ Marko Radlovic                  Date:   12/29/03
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             Marko Radlovic